Exhibit 99.1

Unilife Corporation Announces Receipt of Delinquency Letter from NASDAQ Relating to Fiscal 2016 Form 10-K

YORK, PA, September 23, 2016 / PR Newswire/ — Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) announced today that it has received a letter (the “NASDAQ letter”) from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) because it has not filed its Annual Report on Form 10-K for the period ended June 30, 2016 (the “Form 10-K”) in a timely manner with the Securities and Exchange Commission (the “SEC”). NASDAQ Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the SEC.

In addition, as previously disclosed, the Company is required under a listing rule of the Australian Securities Exchange (“ASX”) to file audited financial statements with ASX no later than September 30, 2016 (the “ASX Deadline”). The Company applied for a waiver of this rule and ASX denied such waiver request. If the Company does not file such audited financial statements by the ASX Deadline, trading in the Company’s CHESS Depositary Interests (“CDIs”) on the ASX will be suspended immediately prior to opening of trading on ASX on October 3, 2016 in Australia and such trading will not resume until the Company files its audited financial statements with the ASX. If trading of the Company’s CDIs is suspended on the ASX, NASDAQ has informed the Company that it will halt trading of its common stock on NASDAQ at least until trading of the Company’s CDIs resumes on the ASX.

As previously disclosed, the Company has not timely filed its Quarterly Report on Form 10-Q for the period ended March 31, 2016. As a result, the Company submitted a plan (the “Original Compliance Plan”) to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements. NASDAQ subsequently granted the Company an exception until November 7, 2016 (the “Filing Deadline”) to regain compliance with NASDAQ Listing Rule 5250(c)(1).

The NASDAQ letter, which is dated September 19, 2016, requires the Company to submit to NASDAQ an update to the Original Compliance Plan no later than October 4, 2016, which update must include the Company’s plans to file the Form 10-K and indicate the progress the Company has made towards implementing the Original Compliance Plan.

The Company currently intends to file both the Form 10-Q and the Form 10-K in advance of expiration of the November 7, 2016 deadline. The NASDAQ letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Market.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife has a portfolio of innovative, differentiated products with a primary focus on wearable injectors. Products within each platform are customizable to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, visit www.unilife.com.

General: UNIS-G

Investor Contact (US):

Jeremy Feffer

Unilife Corporation

+1-717-384-3450

investors@unilife.com

Investor Contact (Australia):

Jeff Carter

Unilife Corporation

+61 2 8346 6500

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. Such risks include, but are not limited to, the impact of the delay in the Company’s completion of the filing of the Form 10-Q and the Form 10-K; negative reactions from the Company’s creditors, stockholders, strategic partners or customers to the financial information of the Company ultimately filed with the SEC in the Form 10-Q, the Form 10-K or in other disclosures of the Company; the Company’s ability to comply with or obtain waivers under the Company’s debt instruments; that the Company will be unable to file the audited financial statements with the ASX by September 30, 2016; that trading of the Company’s CDIs will be suspended from trading on the ASX and trading of the Company’s common stock will be halted from trading on NASDAQ; that, following any such halt in trading by NASDAQ, that NASDAQ may not permit trading of the Company’s common stock to promptly resume following a resumption of trading of the Company’s CDIs on the ASX; that the Company will be unable to timely submit to NASDAQ an update to the Original Compliance Plan or, if timely submitted, that such update will be unacceptable to NASDAQ, which may result in the Company’s common stock being delisted from trading on NASDAQ; that the Company will be unable to file the Form 10-Q and the Form 10-K with the SEC by November 7, 2016 or otherwise regain compliance with the

NASDAQ listing requirements and that its common stock will be delisted from trading on NASDAQ; and the financial impact to the Company as a result of the foregoing. Additional risks and uncertainties include, but are not limited to, those described in the “Risk Factors” set forth in the prospectus supplement, dated February 22, 2016, in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, and those described from time to time in other reports which we file with the Securities and Exchange Commission.